Exhibit 23.2

CONSENT OF TREC, Inc.

We hereby consent to the incorporation by reference of any mineral resource and other analyses performed by us in our capacity as an independent consultant to Ur-Energy Inc. (the “Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 in this Registration Statement on Form S-3, or in any prospectuses or amendments or supplements thereto.

Date: May 15, 2020	TREC, Inc.

/s/ Matthew Yovich, P.E.
Name: Matthew Yovich, P.E.